EXHIBIT 22.1
Subsidiary Guarantors and Issuers of Guaranteed Securities
Guaranteed Securities

The following securities (collectively, the “T-Mobile USA Senior Notes”) issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of T-Mobile US, Inc. (the “Company”), were outstanding as of March 31, 2026, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
2.625% senior notes due 2026
3.750% senior notes due 2027
2.050% senior notes due 2028
4.950% senior notes due 2028
4.800% senior notes due 2028
4.850% senior notes due 2029
2.625% senior notes due 2029
2.400% senior notes due 2029
3.375% senior notes due 2029
3.550% senior notes due 2029
4.200% senior notes due 2029
3.875% senior notes due 2030
2.550% senior notes due 2031
2.875% senior notes due 2031
3.500% senior notes due 2031
2.250% senior notes due 2031
3.150% senior notes due 2032
3.200% senior notes due 2032
2.700% senior notes due 2032
3.700% senior notes due 2032
5.125% senior notes due 2032
4.625% senior notes due 2033
5.200% senior notes due 2033
5.050% senior notes due 2033
6.700% senior notes due 2033
5.750% senior notes due 2034
5.150% senior notes due 2034
4.700% senior notes due 2035
3.625% senior notes due 2035
5.300% senior notes due 2035
4.950% senior notes due 2035
5.000% senior notes due 2036
3.850% senior notes due 2036
3.500% senior notes due 2037

3.900% senior notes due 2038
4.375% senior notes due 2040
3.000% senior notes due 2041
3.800% senior notes due 2045
4.500% senior notes due 2050
3.300% senior notes due 2051
3.400% senior notes due 2052
5.650% senior notes due 2053
5.750% senior notes due 2054
6.000% senior notes due 2054
5.500% senior notes due 2055
5.250% senior notes due 2055
5.875% senior notes due 2055
5.700% senior notes due 2056
5.850% senior notes due 2056
3.600% senior notes due 2060
5.800% senior notes due 2062
6.250% senior notes due 2069
5.500% senior notes due March 2070
5.500% senior notes due June 2070

The following securities (collectively, the “Sprint Capital Corporation Senior Notes”) issued by Sprint Capital Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, were outstanding as of March 31, 2026, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
6.875% senior notes due 2028
8.750% senior notes due 2032

Obligors

As of March 31, 2026, the obligors under the T-Mobile USA Senior Notes consisted of the Company, as a guarantor; T-Mobile USA, Inc. (a Delaware corporation), as issuer and Sprint LLC (a Delaware limited liability company), Sprint Capital Corporation (a Delaware corporation) and Sprint Communications LLC (a Delaware limited liability company) as guarantors.

As of March 31, 2026, the obligors under the Sprint Capital Corporation Senior Notes consisted of the Company, as a guarantor; Sprint Capital Corporation (a Delaware corporation), as issuer and T-Mobile USA, Inc. (a Delaware corporation), Sprint LLC (a Delaware limited liability company) and Sprint Communications LLC (a Delaware limited liability company) as guarantors.